Yung Kong Chin
Room 2119 Minyong Building
No 60 Xian Road, Shahekou Distr.
Dalian, China 116021
P.R. China

March 3, 2010

Mr. Tom Simeo
Chairman
SinoCubate, Inc.
65 Broadway, 7th Floor
New York, NY 10006

Re: Resignation as an Officer and member of the Board of Directors of SinoCubate, Inc.

Dear Mr. Simeo:

Further to SinoCubate abandoning its business to become a Chinese incubator, I hereby resign from my duties as Vice President - Senior Analyst China and as a member of the Board of Directors.

In conjunction therewith, I also agree to cancel the warrant issued to me on December 20, 2009 to acquire 50,000 shares of SinoCubate, Inc., common stock.

It is further agreed that there is no disagreements of any kind between me and SinoCubate, Inc., and that I have no current or future demand for monetary or other compensation whatsoever from SinoCubate, Inc.

/s/ ______________________ /   March 3, 2010
Mr. Yung Kong Chin

Your resignation is accepted.

/s/ ______________________ /   March 3, 2010
Mr. Tom Simeo
Chairman